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                              LEHMAN BROTHERS





                                   April 28, 1994



Lehman Brothers Holding Inc.
3 World Financial Center
New York, NY  10285

          Re:  Lehman Brothers Holdings Inc.
                Common Stock

Dear Sir or Madam:

     I have acted as counsel to Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1993 (the "1933 Act"), of 98,695,843 shares of Common Stock par value $.10 per share (the "Common Stock"), of which (i) 441,600 shares of Common Stock will be sold by American Express Company ("American Express") to executive officers of the Company (the "Employee Stock") and (ii) 98,254,243 shares of Common Stock (the "Distribution Stock") will be distributed to the shareholders of record of American Express as of the Distribution Date as such term is defined in the Company's Registration Statement on Form S-3 together with the Exhibits thereto (File No. 33-52977) (the "Registration Statement"). The Employee Stock and Distribution Stock are collectively referred to herein as the "Shares."

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

     In connection with this opinion, I or members of my staff have examined
(i) the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on April 5, 1994 under the Securities Act of 1933, as amended (the"1933 Act") and Amendment No. 1 thereto filed with the Commission on April 28, 1994 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Incorporation and the Bylaws of the Company, in each case as amended to the dated hereof, (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the shares; (iv) a specimen certificate evidencing the Common Stock; (v) the Purchase Agreement between American Express and the Company dated as of April 28, 1994; and (vi) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.


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Lehman Brothers Holdings Inc.
April 28, 1994
Page Two


     In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all the documents submitted to me as original, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have also assumed that the Restated Certificate of Incorporation of the Company in the form filed as an exhibit to the Registration Statement will be filed with the Secretary of State of the State of Delaware prior to the Distribution Date.

     I am admitted to the Bar in the State of New York and I express no opinion as to laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The issuance of the Employee Stock is duly authorized and the Employee Stock is validly issued, fully paid and nonassessable.

     2. The issuance of the Distribution Stock has been duly authorized and, when the shares of Distribution Stock to be purchased prior to the Distribution Date and paid for in accordance with the terms of the Purchase Agreement, all of such Distribution Stock will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in each of the prospectuses which constitute a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.


                                   Very truly yours,

                               /s/ Thomas A. Russo

                                   Thomas A. Russo
                                   Chief Legal Officer